                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration No. 33-61601


                 Pricing Supplement, dated February 27, 1997
                to Prospectus Supplement dated October 6, 1995
                    to Prospectus dated September 27, 1995

                             BANPONCE CORPORATION
                         Medium-Term Notes, Series 2
             Due From Nine Months to 30 Years From Date of Issue



PRINCIPAL AMOUNT . . . . . . . . . . . . . . . .  $25,000,000.00

ORIGINAL ISSUE DATE. . . . . . . . . . . . . . .  March 4, 1997

MATURITY DATE. . . . . . . . . . . . . . . . . .  March 4, 1999

GLOBAL NOTE. . . . . . . . . . . . . . . . . . .  Yes

INITIAL INTEREST RATE. . . . . . . . . . . . . .  6.270%

INTEREST RATE BASIS. . . . . . . . . . . . . . .  Fixed

INDEX MATURITY . . . . . . . . . . . . . . . . .  N/A

SPREAD . . . . . . . . . . . . . . . . . . . . .  N/A

INTEREST RATE RESET PERIOD . . . . . . . . . . .  N/A

INTEREST PAYMENT PERIOD. . . . . . . . . . . . .  June 15, December 15, and at
                                                  maturity.  (First interest
                                                  payment 06/15/97).


The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance BanPonce Corporation subsidiaries.